Exhibit 99.1

indie Semiconductor Exceeds Third Quarter 2024 Growth Expectations, Guides Accelerating Fourth Quarter

•Delivers Q3 2024 Revenue of $54.0M, up 3.1% Sequentially, with Non-GAAP Gross Margin of 50.4%
•Guides Q4 2024 Revenue up more than 7% Sequentially at the Mid-point of $58.0M
•Expands Strategic Backlog to $7.1B, up from $6.3B last year, driven by strong ADAS design-win momentum

ALISO VIEJO, Calif. – November 7, 2024 – indie Semiconductor, Inc. (Nasdaq: INDI), an automotive solutions innovator, today announced third quarter results for the period ended September 30, 2024. Third quarter 2024 revenue increased 3.1% sequentially to $54.0 million, above the mid-point of the outlook with Non-GAAP gross margin up sequentially to 50.4 percent. On a GAAP basis, third quarter 2024 operating loss was $49.9 million compared to $136.2 million a year ago. Non-GAAP operating loss for the third quarter of 2024 was $16.8 million, versus $13.0 million during the same period last year. Third quarter 2024 GAAP loss per share was $0.28, while Non-GAAP loss per share was $0.09.

“indie exceeded consensus revenue forecasts in Q3, despite the persisting near-term challenges impacting the automotive industry" said Donald McClymont, indie's co-founder and chief executive officer. “Crucially, the market for indie’s innovative portfolio remains strong, driven by the long-term catalysts of advanced driver-assistance systems (ADAS), in-cabin user experience and electrification, consistent with the 12% year-over-year increase in our strategic backlog to $7.1 billion. Our continued design-win momentum has been broad across our extensive product portfolio, particularly in vision and radar, which now comprise over 72% of our strategic backlog. Delivering class-leading solutions and support to our global OEM and Tier 1 customer base ensures that indie remains well-positioned to capture significant value in the rapidly growing automotive semiconductor market opportunity.”

Business Highlights

•Expanded strategic backlog to $7.1 billion, driven by new ADAS program wins
•Flagship ADAS programs in customer homologation, are on track for 2025 volume shipments
•Secured design-win for LiDAR optical engine and photonics module program
•Captured design-win for Vision processor in Avatr12 EV, a leading Chinese OEM
•Extended ambient lighting design-wins in China, across Xiaomi, Avatr, BYD & Li Auto models
•Secured multiple wins for a large North American EV maker with high-performance custom networking solutions

Q4 2024 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the header captioned “Discussion Regarding the Use of Non-GAAP Financial Measures” in this release for a further discussion of our use of non-GAAP measures.

“For the fourth quarter of 2024, we expect indie’s revenue to increase by more than 7 percent sequentially at the mid-point, once again outpacing the industry” said Raja Bal, indie’s chief financial officer. “Based upon the continuing strong design-win activity for indie’s new radar and vision products, we anticipate a return to our industry-leading growth trajectory in 2025 and beyond.”

indie’s Q3 2024 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its third quarter 2024 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call 1-(877) 451-6152 (domestic) or (201) 389-0879 (international), Conference ID: 13747703.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on November 7, 2024 until 11:59 p.m. Eastern time on November 21, 2024 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Replay Pin Number: 13747703.

About indie

Headquartered in Aliso Viejo, CA, indie is empowering the automotive revolution with next generation semiconductors, photonics and software platforms. We focus on developing innovative, high-performance and energy-efficient technology for ADAS, in-cabin user experience and electrification applications. Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles. As a global innovator, we are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including expectations regarding our strategic backlog and design win momentum, conditions of the automotive industry and our belief regarding the market for our product portfolio, expectations regarding our guidance for top line growth and our belief that we are on track to return to industry-leading growth trajectory in 2025 and beyond. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impacts of the ongoing conflicts in Ukraine and the Middle East, our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

In addition, our strategic backlog estimate included herein represents the revenue we expect to recognize from product orders within the next ten years. The estimate of our strategic backlog requires substantial judgment and is based on a number of assumptions, including management’s current assessment of customer and third-party contracts that exist as of the date the estimate is made, as well as revenues from expected contract renewals and/or expected design wins, to the extent that we believe that recognition of the related revenue will be realizable within the next ten years. Although we believe the assumptions underlying our strategic backlog estimate are reasonable, they are not guarantees and we can give no assurance that we will be able to recognize the revenues reflected in the strategic backlog estimate. A number of factors could result in actual revenues being less than the amounts reflected in strategic backlog. Our customers or third-party partners may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, changes to their products or development cycles unrelated to our technology, or general changes in economic conditions within their industries or geographic locations, we may experience delays in the development or delivery of products or services specified in customer contracts, or we may be unable to win competitive bid selection processes or achieve additional design wins on the timeline currently anticipated or at all. Accordingly, there can be no assurance that contracts, renewals or expected design wins included in strategic backlog will actually generate the specified revenues. Additionally, because strategic backlog estimates are operating metrics, the estimates are not required to be subject to the same level of internal review or controls as a U.S. generally accepted accounting principles (“GAAP”) financial measures.

Media Inquiries
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Investor Relations
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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue:
Product revenue	51,285	53,363	148,872	132,471
Contract revenue	2,680	7,113	9,801	20,565
Total revenue	53,965	60,476	158,673	153,036
Operating expenses:
Cost of goods sold	32,730	35,187	93,060	91,370
Research and development	45,968	41,594	136,858	120,226
Selling, general, and administrative	20,848	19,841	60,617	55,292
Restructuring costs	4,322	—	4,322	—
Total operating expenses	103,868	96,622	294,857	266,888
Loss from operations	(49,903)	(36,146)	(136,184)	(113,852)
Other income (expense), net:
Interest income	994	1,858	3,379	6,147
Interest expense	(2,180)	(2,242)	(6,420)	(6,534)
Gain (loss) from change in fair value of warrants	—	15,660	—	(6,626)
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	(4,523)	3,535	28,167	4,208
Other income (expense)	702	(692)	(98)	(263)
Total other income (loss), net	(5,007)	18,119	25,028	(3,068)
Net loss before income taxes	(54,910)	(18,027)	(111,156)	(116,920)
Income tax benefit (provision)	315	(650)	1,338	2,714
Net loss	(54,595)	(18,677)	(109,818)	(114,206)
Less: Net loss attributable to noncontrolling interest	(4,913)	(1,580)	(9,797)	(11,236)
Net loss attributable to indie Semiconductor, Inc.	(49,682)	(17,097)	(100,021)	(102,970)

Net loss attributable to common shares — basic	(49,682)	(17,097)	(100,021)	(102,970)
Net loss attributable to common shares — diluted	(49,682)	(17,097)	(100,021)	(102,970)

Net loss per share attributable to common shares — basic	$(0.28)	$(0.12)	$(0.58)	$(0.73)
Net loss per share attributable to common shares — diluted	$(0.28)	$(0.12)	$(0.58)	$(0.73)

Weighted average common shares outstanding — basic	179,491,349	146,962,717	171,449,437	140,198,899
Weighted average common shares outstanding — diluted	179,491,349	146,962,717	171,449,437	140,198,899

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$96,897	$151,678
Restricted cash	10,300	—
Accounts receivable, net	56,163	63,602
Inventory, net	52,157	33,141
Prepaid expenses and other current assets	25,300	23,399
Total current assets	240,817	271,820
Property and equipment, net	34,677	26,966
Intangible assets, net	222,659	208,134
Goodwill	275,417	295,096
Operating lease right-of-use assets	16,902	13,790
Other assets and deposits	6,989	3,070
Total assets	$797,461	$818,876

Liabilities and stockholders' equity
Accounts payable	$26,021	$18,405
Accrued payroll liabilities	7,656	6,621
Contingent considerations	21,548	83,903
Accrued expenses and other current liabilities	20,700	21,411
Intangible asset contract liability	5,875	4,429
Current debt obligations	19,081	4,106
Total current liabilities	100,881	138,875
Long-term debt, net of current portion	157,537	156,735
Intangible asset contract liability, net of current portion	13,688	—
Deferred tax liabilities, non-current	17,052	13,696
Operating lease liability, non-current	15,541	10,850
Other long-term liabilities	3,959	21,695
Total liabilities	$308,658	$341,851
Commitments and contingencies
Stockholders' equity
Preferred stock	$—	$—
Class A common stock	18	16
Class V common stock	2	2
Additional paid-in capital	928,552	813,742
Accumulated deficit	(461,462)	(361,441)
Accumulated other comprehensive loss	(8,546)	(6,170)
indie's stockholders' equity	458,564	446,149
Noncontrolling interest	30,239	30,876
Total stockholders' equity	488,803	477,025
Total liabilities and stockholders' equity	$797,461	$818,876

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Computation of non-GAAP gross margin:
GAAP revenue	$53,965	$60,476	$158,673	$153,036
GAAP cost of goods sold	32,730	35,187	93,060	91,370
Acquisition-related expenses	(475)	(438)	(694)	(5,984)
Amortization of intangible assets	(5,129)	(4,643)	(12,591)	(10,929)
Inventory cost realignments	—	(1,365)	(145)	(1,365)
Share-based compensation	(360)	(113)	(848)	(249)
Non-GAAP gross profit	$27,199	$31,848	$79,891	$80,193
Non-GAAP gross margin	50.4%	52.7%	50.3%	52.4%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Computation of non-GAAP operating loss:
GAAP loss from operations	$(49,903)	$(36,146)	$(136,184)	$(113,852)
Acquisition-related and other non-recurring professional expenses	2,195	(1,685)	3,948	10,879
Amortization of intangible assets	8,118	10,633	19,859	17,732
Inventory cost realignments	—	1,365	145	1,365
Share-based compensation	18,455	12,793	56,739	37,711
Restructuring costs	4,322	—	4,322	—
Non-GAAP operating loss	$(16,813)	$(13,040)	$(51,171)	$(46,165)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Computation of non-GAAP net loss:
Net loss	$(54,595)	$(18,677)	$(109,818)	$(114,206)
Acquisition-related and other non-recurring professional expenses	2,195	(1,685)	3,948	10,879
Amortization of intangible assets	8,118	10,633	19,859	17,732
Inventory cost realignments	—	1,365	145	1,365
Share-based compensation	18,455	12,793	56,739	37,711
Restructuring costs	4,322	—	4,322	—
(Gain) loss from change in fair value of warrants	—	(15,660)	—	6,626
(Gain) loss from change in fair value of contingent considerations and acquisition-related holdbacks	4,523	(3,535)	(28,167)	(4,208)
Other income (expense)	(702)	692	98	263
Non-cash interest expense	260	222	775	721
Income tax benefit (provision)	(315)	650	(1,338)	(2,714)
Non-GAAP net loss	$(17,739)	$(13,202)	$(53,437)	$(45,831)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Computation of Non-GAAP EBITDA:
Net loss	$(54,595)	$(18,677)	$(109,818)	$(114,206)
Interest income	(994)	(1,858)	(3,379)	(6,147)
Interest expense	2,180	2,242	6,420	6,534
(Gain) loss from change in fair value of warrants	—	(15,660)	—	6,626
(Gain) loss from change in fair value of contingent considerations and acquisition-related holdbacks	4,523	(3,535)	(28,167)	(4,208)
Other (income) expenses	(702)	692	98	263
Income tax benefit (provision)	(315)	650	(1,338)	(2,714)
Depreciation and amortization	10,117	957	24,816	11,478
Stock-based compensation	18,455	12,793	56,739	37,711
Inventory cost realignments	—	1,365	145	1,365
Acquisition-related and other non-recurring professional expenses	2,195	(1,685)	3,948	10,879
Restructuring costs	4,322	—	4,322	—
Non-GAAP EBITDA	$(14,814)	$(22,716)	$(46,214)	$(52,419)

Three Months Ended September 30, 2024
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	179,491,349
Weighted Average Class V common stock - Basic	18,044,328
Escrow Shares	1,725,000
TeraXion Unexercised Options	631,942
Non-GAAP share count	199,892,619

Non-GAAP net loss	$(17,739)
Non-GAAP net loss per share	$(0.09)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net loss, (iv) non-GAAP EBITDA, (v) non-GAAP share count, (vi) non-GAAP net loss and (vii) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (expenses). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related and other non-recurring professional expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments and (iv) share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (expenses). We calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of fixed assets, (iv)inventory cost realignments, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (expenses). We calculate non-GAAP share count by adding (i) weighted average Class A common stock, (ii) weighted average Class V common stock held by minority shareholders, which are exchangeable into Class A common stock, (iii) Escrow Shares and (iv) vested but unexercised options issued as part of the TeraXion acquisition. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related and other non-recurring professional expenses - including such items as, when applicable, fair value charges incurred upon the sale of acquired inventory, accounting impact to the cost of goods sold due to one-time inventory costing realignment with a specific supplier, acquisition-related professional fees and legal expenses and other professional fees that are non-recurring in nature because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Amortization expenses - related to the amortization expense for acquired intangible assets and certain license rights.

Depreciation expenses - related to the depreciation expenses for all property and equipment on hand.

Inventory cost realignments - related to the supplier allocation premiums introduced during COVID that is currently incorporated in our inventory cost but have since been eliminated going forward. The impact of this premium is deemed non-recurring and therefore not considered by management in its evaluation of the ongoing performance of the business.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees (including those granted in lieu of cash compensation) and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Restructuring costs - related to the one-time expenses the Company incurs to reorganize its operations, which is primarily related to workforce reduction, facilities and other purchase commitment charges.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (expense) - related to the estimated income tax benefit (expense) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Beginning in Q4 2023, management added non-GAAP EBITDA, which removes non-recurring, irregular and one-time items that may distort EBITDA, to the current non-GAAP financial measures. We will calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of property, plant and equipment, (iv) inventory cost realignments, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (expenses).

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, such as our forward-looking outlook for non-GAAP EBITDA, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related and other non-recurring professional expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.